Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Muriel Shaw

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8822

(Name, address and telephone number of agent for service)

Windstream Corporation

(exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	20-0792300
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

7% Senior Notes due 2019

Guarantees of Senior Notes

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Principal Executive Office
Windstream Holding Of The Midwest, Inc.	Nebraska	47-0632436	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Network Services Of The Midwest, Inc.	Nebraska	91-1772936	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Yellow Pages, Inc.	Ohio	34-1458335	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Listing Management, Inc.	Pennsylvania	25-1737524	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Supply, Inc.	Ohio	31-4359937	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Teleview, Inc.	Georgia	58-2033040	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Alabama, Inc.	Alabama	63-0364952	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Arkansas, Inc.	Arkansas	71-0400407	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Oklahoma, Inc.	Arkansas	71-0406211	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Oklahoma Windstream, Inc.	Oklahoma	73-0630965	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream South Carolina, Inc.	South Carolina	57-0140680	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Sugar Land, Inc.	Texas	74-0672235	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Texas Windstream, Inc.	Texas	75-0984391	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Southwest Enhanced Network Services, LP	Delaware	75-2885419	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Corporate Group, LP	Texas	75-2895493	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Enterprises Finance Corp.	Delaware	20-2280110	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Enterprises, LLC	Delaware	75-2884398	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Principal Executive Office
Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Equipment, LP	Texas	75-2884400	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Investments, LLC	Delaware	47-0902124	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Southwest Long Distance, L.P. f/k/a Valor Telecommunications LD, LP	Delaware	75-2884847	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications, LLC	Delaware	52-2171586	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications of Texas, LP d/b/a Windstream Communications Southwest	Delaware	52-2194219	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Services, LP	Texas	75-2884846	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Southwest, LLC	Delaware	52-2194218	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Valor Telecommunications Southwest II, LLC	Delaware	75-2950066	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Kerrville Long Distance, L.P. f/k/a Advanced Tel-Com Systems, L.P.	Texas	74-2228603	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Cellular Holdings, LLC	Delaware	51-0411889	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Cellular, L.P.	Texas	74-2513782	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Cellular Management, LLC	Delaware	51-0411886	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Communications Corporation	Delaware	74-2197091	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Communications Enterprises, LLC	Delaware	32-0047694	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Communications Management, LLC	Delaware	30-0135974	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Kerrville Mobile Holdings, Inc.	Texas	74-3008924	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Communications Kerrville, L.P. f/k/a Kerrville Telephone L.P.	Texas	74-0724580	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Principal Executive Office
Kerrville Wireless Holdings Limited Partnership	Texas	74-3012850	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services, LLC	Delaware	20-0081823	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of Arizona, LLC	Delaware	20-0081863	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of Arkansas, LLC	Delaware	20-0081902	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of Colorado, LLC	Delaware	20-0081934	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of New Mexico, LLC	Delaware	20-0081922	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of Oklahoma, LLC	Delaware	20-0081944	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Western Access Services Of Texas, L.P.	Delaware	20-0081952	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

Windstream Communications Telecom, L.P. f/k/a KCC TelCom, L.P.	Texas	74-2955898	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

DCS Holding Co.	Delaware	13-4124239	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

ECS Holding Co.	Delaware	13-4128471	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

KCS Holding Co.	Delaware	13-4124243	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

SCD Sharing Partnership, L.P.	Delaware	13-4128273	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

SCE Sharing Partnership, L.P.	Delaware	13-4128272	4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000

*	The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is John P. Fletcher, Esq., Executive Vice President and General Counsel, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, (501) 748-7000.

Item 1.	General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15. Items 3 – 15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the articles of association.*

3.	A copy of the authorization of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing by-laws of the Trustee as now in effect.*

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2006, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 30 day of March, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 30, 2007

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 7

REPORT OF CONDITION

(ATTACHED)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2006

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
a. Non-interest bearing balances and currency and coin (1)			0081	8,638.651	1.a
b. Interest-bearing balances (2)			0071	6,300	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	87,309	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	39,611,960	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	3,480,712	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	31,371	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	3,114,461	4.a
b. Loans and leases, net of unearned income	B528	139,934,681			4.b
c. LESS: Allowance for loan and lease losses	3123	1,889,317			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	138,045,364
5. Trading assets (from Schedule RC-D)			3545	257,253	5
6. Premises and fixed assets (including capitalized leases)			2145	1,758,813	6
7. Other real estate owned (from Schedule RC-M)			2150	175,686	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	108,291	8
9. Customers’ liability to this bank on acceptances outstanding			2155	N/A	9
10. Intangible assets:					10
a. Goodwill			3163	7,524,771	10.a
b. Other intangible assets from Schedule RC-M			0426	4,524,104	10.b
11. Other assets (from Schedule RC-F)			2160	10,437,280	11
12. Total assets (sum of items 1 through 11)			2170	217,802,326	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2006

Schedule RC—Continued

Dollar Amounts in Thousands

LIABILITIES
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	118,536,179	13.a
(1) Noninterest-bearing (4)	6631	32,902,355			13.a.1
(2) Interest-bearing	6636	85,633,824			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	17,366,942	13.b
(1) Noninterest-bearing (4)	6631	0			13.b.1
(2) Interest-bearing	6636	17,366,942			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (5)			B993	2,553,472	14.a
			RCFD
b. Securities sold under agreements to repurchase (6)			B995	9,763,306	14.b
15. Trading liabilities (from Schedule RC-D)			3548	139,984	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	33,217,524	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	N/A	18
19. Subordinated notes and debentures (7)			3200	7,384,026	19
20. Other liabilities (from Schedule RC-G)			2930	6,677,926	20
21. Total liabilities (sum of items 13 through 20)			2948	195,639,359	21
22. Minority interest in consolidated subsidiaries			3000	1,544,842	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	18,200	24
25. Surplus (exclude all surplus related to preferred stock)			3839	11,976,937	25
26. a. Retained earnings			3632	9,361,913	26.a
b. Accumulated other comprehensive income (8)			B530	-738,925	26.b
27. Other equity capital components (9)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	20,618,125	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)			3300	217,802,326	29

Memorandum

To be reported with the March Report of Condition.

1. Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of	RCFD	Number
any date during 2005	6724	N/A	M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5.= Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

2=     Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

6= Review of the bank’s financial statements by external auditors
7= Compilation of the bank’s financial statements by external auditors
3= Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8= Other audit procedures (excluding tax preparation work)
4= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9= No external audit work

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, “other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.